PAGE 1

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this registration statement on Form N-1A (the "Registration Statement") of our report dated August 13, 1997, relating to the statement of assets and liabilities of the Reserve Investment Funds, Inc., which appears in such Statement of Additional Information. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Baltimore, Maryland
August 13, 1997

PAGE 2

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this registration statement on Form N-1A (the "Registration Statement") of our reports dated June 18, 1997, relating to the financial statements and financial highlights appearing in the May 31, 1997 Semiannual Reports to the Shareholders of the T. Rowe Price Corporate Income Fund, Inc., T. Rowe Price GNMA Fund, T. Rowe Price High Yield Fund, Inc., T. Rowe Price New Income Fund, Inc., T. Rowe Price Prime Reserve Fund, Inc., T. Rowe Price Short-Term Bond Fund, Inc., T. Rowe Price Short-Term U.S. Government Fund, Inc., and T. Rowe Price U.S. Treasury Funds, Inc. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.



/s/Price Waterhouse LLP
PRICE WATERHOUSE LLP
Baltimore, Maryland
August 13, 1997